                                                                EXHIBIT 10.14

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.



                             EXTENDED SYSTEMS, INC.

              10% Convertible Subordinated Promissory Note Due 1999



No. 2
$7,270                                                        September 30, 1992


        For value received, EXTENDED SYSTEMS, INC., a Delaware corporation (the "Company"), hereby promises to pay to SUMMIT INVESTORS II, L.P. (hereinafter referred to as the "Payee"), or registered assigns, on or before September 29, 1999, as described below, the principal sum of SEVEN THOUSAND TWO HUNDRED SEVENTY DOLLARS ($7,270), or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of ten percent (10%) per annum, or, to the extent that such interest rate is not legally enforceable, at the maximum per annum rate of hum then payable under applicable law, such interest to be payable annually on the first day of October in each year, the first such payment to be due and payable on October 1, 1993, until the whole amount of the principal hereof remaining unpaid shall become due and payable. Principal shall be repaid on the 29th day of September, 1999. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee, or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year and a 30-day month.

        This Promissory Note is issued pursuant to and is entitled to the benefits of a certain Convertible Subordinated Promissory Notes and Warrant Purchase Agreement, dated as of September 30, 1992, among the Company and certain Purchasers identified therein, as the same may be amended from time to time (the "Agreement"), and each holder of this Promissory Note, by its acceptance hereof, agrees to be bound by the provisions of the Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided in the Agreement, (i) this Promissory Note is subject to prepayment under certain conditions as specified in Section 1.08 of said Agreement, (ii) the principal of and interest on this Promissory Note is subordinated to Senior Debt, as defined in the Agreement, and (iii) in case of an Event of Default as defined in the Agreement, the principal of, and any accrued interest on, this Promissory Note may become or may be declared due and payable in the manner and with the effect provided in the Agreement, except as expressly provided in
Section 1.08 of the Agreement, the Company has no right or power to prepay this Promissory Note.

        As further provided in the Agreement, upon surrender of this Promissory Note for transfer or exchange, a new Promissory Note or new Promissory Notes of the same tenor, dated the date to which interest has been paid on the surrendered Promissory Note and in an aggregate principal amount equal to the unpaid principal amount of the Promissory Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Promissory Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes. Provided, however, that the transfer of this Note shall only be permitted in compliance with the terms of the Agreement and the Stockholders' Agreement defined therein.

        1. Conversion of Principal Amount. The principal amount then outstanding on this Promissory Note is convertible into shares of the Common Stock of the Company at the Applicable Conversion Value as determined by Paragraph 2.2 herein. Upon payment of the principal of the Promissory Note hereon, the right to convert the outstanding principal shall expire.

        2.      Adjustments.

               2.01 Adjustments for Stock Splits, Consolidations, etc. The number and class of shares into which this Promissory Note is convertible shall at all times be equal to the number of shares that the Holder would have held if the Holder had received the Conversion Shares at the issue Date and had continuously held those shares to the date of conversion.

               2.02 Adjustments for Dilutive Issues.

                      (a) Applicable Conversion Rate. The number of shares of Common Stock issuable upon conversion of this Promissory Note shall be the quotient obtained by dividing the principal amount being converted by the Applicable Conversion Value, calculated as provided in Paragraph 2.2(b).

                      (b) Applicable Conversion Rate. The Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Paragraph 2.2(c) hereof, shall be $26.891841.

                      (c) Upon Sale of Common Stock. If the Company issues shares of its Common Stock for no consideration or at a price per share less than the then existing Applicable Conversion Value then a new Applicable Conversion Value shall be calculated by multiplying the then existing Applicable Conversion Value by the following fraction:

                                   A + (C/Vp)
                                   ----------
                                      A + N

A = the number of shares outstanding immediately prior to the issuance if all convertible securities, warrants, options and rights were converted or exercised.

C = consideration

Vp = previous or then existing applicable conversion value

N = number of shares of common stock issued; or in the event of a convertible security, the number of shares that security is convertible into.

        Consideration means consideration received for issuance plus minimum consideration receivable upon exercise. If a portion of the consideration is other than cash, its value shall be fair market value as determined in good faith by the Board of Directors.

        The Company's issuance of shares of Common Stock or options to purchase Common Stock pursuant to any stock purchase, stock option, or incentive program approved by the Board of Directors, to the company's employees, directors, or officers, shall not result in any change to the Applicable Conversion Value.

        3. Registration Right. The Holder of this Promissory Note is entitled to certain rights regarding registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon conversion hereof pursuant to the Agreement.

        4. Method of Converting Note. Subject to the terms and conditions of this Promissory Note, the Promissory Note may be converted by written notice to the Company, at its principal office in the State of Idaho, which presently is located at 5777 North Meeker Avenue, Boise, Idaho 93704. Such notice shall state the election to convert the Promissory Note and the principal amount and the number of shares in respect of which it is being converted, and shall be signed by the person or persons so converting the Promissory Note. Such notice shall be accompanied by confirmation of cancellation of all or a portion of the Promissory Note. The Company shall deliver a certificate or certificates representing the shares subject to such conversion as soon as practicable after die notice shall be received. The certificate or certificates for the shares as to which the Promissory Note shall have been so converted shall be registered in the name of the person or persons so converting the Promissory Note, and shall be delivered, as provided above, to or upon the written order of the person or persons converting the Promissory Note. The interest on the portion of the Promissory Note so converted shall be paid by the Company at the time of delivery of the certificate or certificates provided above. In the event the

Promissory Note shall be exercised by any person or persons other than the Holder in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to convert the Promissory Note. All shares that shall be purchased upon the conversion of the Promissory Note as provided herein shall be fully paid and nonassessable. The holder of this Promissory Note shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to it. The Holder hereby certifies that all shares of Common Stock in the Company purchased or to be purchased by it pursuant to the exercise of this Promissory Note are being, or are to be, acquired by it for investment, and not with a view to the distribution thereof. In addition, the person converting the Promissory Note shall execute and deliver to the Company, with the notice provided for above, a certificate substantially in the form attached hereto as Exhibit A.

        5. General. The Company shall at all times during the period this Promissory Note is outstanding reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Promissory Note, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

        6. Legends. It is understood that the certificates evidencing the Common Stock purchased upon conversion of this Promissory Note may bear the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

        THIS STOCK IS RESTRICTED STOCK AND MAY NOT BE SOLD WITHOUT FIRST OFFERING IT TO THE CORPORATION, WHICH SHALL HAVE THE RIGHT TO PURCHASE IT WITHIN THIRTY (30) DAYS AT THE LATEST APPRAISAL PRICE DETERMINED BY AN INDEPENDENT OUTSIDE APPRAISER WITHIN ONE HUNDRED TWENTY (120) DAYS PRIOR TO THE DATE OF SALE PURSUANT TO ARTICLE 4B OF THE AMENDED ARTICLES OF INCORPORATION.

        THIS RESTRICTION SHALL REMAIN IN EFFECT AT ALL TIMES AND SHALL APPLY TO ANY FUTURE OWNER OR TRANSFEREE OF THIS STOCK.

        As further provided in the Agreement, upon surrender of this Promissory Note for transfer or exchange, a new Promissory Note or new Promissory Notes of the same tenor, dated the date to which interest has been paid on the surrendered Promissory Note and in an aggregate principal amount equal to the unpaid principal amount of the Promissory Note so surrendered, will be issued to and registered in the name of the transferee or transferees. This Company may treat the person in whose name this

Promissory Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

        In case any payment herein provided for shall not be paid when due, the Company further promises to pay all cost of collection, including all reasonable attorney's fees.

        This Promissory Note shall be governed by and construed in accordance with, the laws of the State of Idaho.

        The Company and all endorsers and guarantors of this Promissory Note hereby waive presentment, demand, notice of nonpayment, protect and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Promissory Note.

                             EXTENDED SYSTEMS, INC.


By: /s/ Gary Atkins                      By: /s/ Doug Winterrowd
   -------------------------------          -------------------------------
   Gary Atkins, President                   Doug Winterrowd, Secretary


[Corporate Seal]

                                    EXHIBIT A
                               TO PROMISSORY NOTE



                                   CERTIFICATE




                                                         _________________, 19__

        I hereby certify that all of the shares of Common Stock, $.10 value, of EXTENDED SYSTEMS, INC., purchased by the undersigned pursuant to the conversion on this date of the Promissory Note payable by EXTENDED SYSTEMS, INC., dated the 30th day of September, 1992, are being acquired by the undersigned for investment and not with a view to the distribution thereof.



                                                 -------------------------------